EXHIBIT 5
         to SCHEDULE 13D


                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is dated as of March 19, 2002, and made by and between Penton Media, Inc., a Delaware corporation (the "COMPANY"), ABRY Mezzanine Partners L.P., a Delaware limited partnership ("ABRY"), Abacus Master Fund, Ltd. ("ABACUS" and together with ABRY, the "ABRY PARTIES"), Sandler Capital Partners V, L.P., a Delaware limited partnership ("SANDLER V"), Sandler Capital Partners V FTE, L.P., a Delaware limited partnership ("SANDLER V FTE"), and Sandler Capital Partners V Germany, L.P., a Delaware limited partnership ("SANDLER V GERMANY" and together with Sandler V and Sandler V FTE, "SANDLER"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1 hereof.

         WHEREAS, each of the ABRY Parties and Sandler have acquired shares of the Company's Series B Preferred Stock and Warrants to purchase Common Stock pursuant to that certain Amended and Restated Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as March 18, 2002, by and among the Company, the ABRY Parties and Sandler (as amended, restated or modified from time to time, the "PURCHASE AGREEMENT");

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings.

         "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "COMMON STOCK" means the Company's common stock, par value $.01 per share (including any associated Right, as defined in and issued pursuant to the Rights Agreement, dated as of June 9, 2000, by and between the Company and Harris Trust and Savings Bank, as Rights Agent), and any other securities issuable with respect thereto by way of stock split, stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "CONVERSION SHARES" has the meaning set forth in the Purchase
Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "NASDAQ" has the meaning set forth in Section 4(d) of this Agreement.

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         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PIGGYBACK REGISTRATION" has the meaning set forth in Section 3(a) of this Agreement.

         "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, stock exchange listing fees, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

         "REGISTRABLE SECURITIES" means (i) the Conversion Shares issued or issuable upon conversion of the Series B Preferred Stock, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares of capital stock issued or issuable with respect to the Conversion Shares, the Series B Preferred Stock, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Series B Preferred Stock or the exercises of the Warrants. Notwithstanding the foregoing, any Registrable Securities sold pursuant to a registered offering as provided by
Section 2 or 3 of this Agreement or pursuant to Rule 144 under the Securities Act shall no longer be considered Registrable Securities. For the purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

         "RULE 144" means Rule 144 under the Securities Act (or any similar rule then in force).

         "SEC" means the Securities and Exchange Commission or any successor entity.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES B PREFERRED STOCK" has the meaning set forth in the Purchase Agreement.

         "SHELF REGISTRATION" means a registration of any or all of the Registrable Securities pursuant to Rule 415 of the Securities Act.

         "TAKEDOWN" has the meaning set forth in Section 2(b) of this Agreement.

         "WARRANT SHARES" has the meaning set forth in the Purchase Agreement.

         "WARRANTS" has the meaning set forth in the Purchase Agreement.

         2.       SHELF REGISTRATIONS.

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         (a) SHELF REGISTRATION. Within 45 days after the date hereof, the
Company shall file with the SEC a registration statement on Form S-3 under the Securities Act for the Shelf Registration pursuant which any or all of the Registrable Securities may be sold. The Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practical after filing (but in no event later than 90 days after the date hereof) and, once effective, the Company shall cause such Shelf Registration to remain effective until the earlier to occur of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration and (ii) the date as of which there are no longer any Registrable Securities in existence.

         (b) TAKEDOWN. If holders of a majority of Registrable Securities notify the Company in writing that they intend to effect the sale of 25% or more of the Registrable Securities held by such holders pursuant to the Shelf Registration (a "TAKEDOWN"), the Company and each holder of Registrable Securities shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the 90-day period beginning on the date such notice of a Takedown is received. Within ten (10) days after receipt of any request for a Takedown, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include (subject to the provisions of this Agreement) in such registration, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the receipt of the Company's notice. If a Takedown is an underwritten offering, (i) the Company shall promptly amend the Shelf Registration to include any information reasonably requested to be included therein by the underwriters or holders of Registrable Securities, and
(ii) the holders of the Registrable Securities may also request that the Company register any other shares of Common Stock that they hold at the time of the Takedown; PROVIDED, however, that such shares of Common Stock shall not be considered Registrable Securities for purposes of this Agreement.

         (c) PRIORITY. If in connection with any Takedown, the managing underwriters (selected in accordance with clause (d) below) advise the Company that, in its opinion, the inclusion of any other securities other than Registrable Securities in the Takedown would adversely affect the marketability of the offering, then no such securities shall be permitted to be included. Additionally, if in connection with such an offering, the number of Registrable Securities and other securities (if any) requested to be included in such Takedown exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such Takedown (i) first, the Registrable Securities requested to be included in such Takedown (including, for the avoidance of doubt, the Registrable Securities requested to be included in such Takedown within ten (10) business days after the receipt of the Company's notice as set forth in the penultimate sentence of Section 2(b)), pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (ii) second, other securities requested to be included in such Takedown to the extent permitted hereunder.

         (d) SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities requested to be included in a Takedown shall have the right to retain and select an investment banker and manager to administer the Shelf Registration and any Takedown pursuant thereto. In addition to the provisions set forth in Section 5 below, all expenses incurred in connection with

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the management of the Shelf Registration (whether incurred by the Company or the holders of the Registrable Securities) shall be borne by the Company (including out-of-pocket fees and expenses but excluding underwriting discounts and commissions).

         (e) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company will not (i) grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities, or
(ii) amend, modify or restate any existing agreement or arrangements pursuant to which the Company has previously granted any such rights.

         (f) ELIGIBILITY. The Company represents and warrants that it is, and covenants that it will use its reasonable best efforts to remain at all times while there are any Registrable Securities outstanding, eligible to use Form S-3 under the Securities Act.

         3.       PIGGYBACK REGISTRATIONS.

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or S-4 or any similar form or in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called "equity kicker")) and a registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice.

         (b) PIGGYBACK EXPENSES. In addition to the provisions set forth in
Section 5 below, all the Registration Expenses of the holders of Registrable Securities in all Piggyback Registrations will be paid by the Company.

         (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration PRO RATA among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, other securities, if any, requested to be included in such registration.

         (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which

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can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder (ii) second, the securities requested to be included therein by the holders requesting such registration, and (iii) third, other securities requested to be included in such registration not covered by clause (i) or (ii) above.

         (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, and such offering includes Registrable Securities, then the investment banker(s) and manager(s) for the offering will be selected by, in the case of a primary registration, the Company, and in the case of a secondary registration, the holders of a majority of the Registrable Securities.

         (f) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this
Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

         4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement (including pursuant to the Shelf Registration), the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible (or within such specific time period as may otherwise be specified):

         (a) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (b) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

         (c) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an

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untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (d) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be quoted on the NASDAQ stock market ("NASDAQ") and, if quoted on the NASDAQ, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "National Market System security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;

         (e) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (f) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

         (g) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

         (i) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

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         (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

         (k) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

         (l) obtain a "cold comfort" letter from the Company's independent public accountants and a legal opinion from Company's counsel in customary form and covering such matters of the type customarily covered by such documents as the holders of a majority of the Registrable Securities being sold reasonably request.

If any such registration statement or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require
(i) the insertion therein of language, in form and substance reasonably satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; PROVIDED, that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

         5.       REGISTRATION EXPENSES.

         (a) All Registration Expenses of any Shelf Registration and Piggyback Registration will be borne by the Company.

         (b) In connection with each Piggyback Registration and each Shelf Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel (which shall be Kirkland & Ellis or such other counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.)

         6.       INDEMNIFICATION.

         (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment

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thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, director, officer or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will severally, and not jointly and severally, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, amounts paid to indemnify others) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

         (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of

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securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution.

         8. RULE 144 REPORTING. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

         (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

         (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

         (c) so long as any party hereto owns any Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         9.       OBLIGATIONS OF THE HOLDERS OF REGISTRABLE SECURITIES.

         (a) At least two business days prior to the first anticipated filing date of a Shelf Registration, the Company shall notify each holder of a Registrable Security in writing of the information the Company requires from each such holder if such holder elects to have any of such holder's Registrable Securities included in such Shelf Registration. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, and any changes

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in any such information that would require an amendment or supplement to any such registration, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. To the extent that any holder of Registrable Securities fails to timely provide such information, the Company shall not be subject to any penalties hereunder or under the Purchase Agreement for the period of time that such holder has failed to timely provide such information.

         (b) Each holder of Registrable Securities, by such holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Shelf Registration hereunder, unless such holder has notified the Company in writing of such holder's election to exclude all of such holder's Registrable Securities from such Shelf Registration.

         (c) Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c) or Section 4(j), such holder will immediately discontinue disposition of Registrable Securities pursuant to any Shelf Registration(s) covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(c) or
Section 4(j) or receipt of notice that no supplement or amendment is required.

         (d) Each holder of Registrable Securities agrees that, upon request of the Company, such holder will immediately discontinue disposition of the Registrable Securities pursuant to any Shelf Registration covering such Registrable Securities during any period not to exceed one 90-day period within any one 12-month period the Company requires in connection with an underwritten public offering. In addition, each holder of Registrable Securities agrees that such holder will enter into a standstill or lock-up agreement with respect to any underwritten public offering so long as (i) such agreement is required by the managing underwriter in connection with such underwritten public offering,
(ii) the term of such agreement does not exceed 90 days, (iii) all of the Company's executive officers, directors and 5% stockholders (other than institutional stockholders) are required by such managing underwriter to enter into identical standstill or lockup agreements, and (iv) the continued effectiveness of such agreement is conditioned upon the continued effectiveness of all of the agreements described in the preceding clause (iii).

         10. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

         TO THE COMPANY, TO:

                  Penton Media, Inc.
                  1300 East 9th Street
                  Cleveland, Ohio 44114
                  Attention:  Thomas L. Kemp
                  Facsimile: (216) 696-0836

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                  WITH A COPY, WHICH SHALL NOT CONSTITUTE NOTICE TO THE COMPANY,
                  TO:

                  Jones, Day, Reavis, & Pogue
                  North Point
                  901 Lakeside Drive
                  Cleveland, Ohio 44114
                  Attention:  Christopher M. Kelly, Esq.
                  Facsimile No.:  (216) 579-0212

         TO ANY ABRY PARTY OR TO THE HOLDERS OF REGISTRABLE SECURITIES, TO::

                  c/o ABRY Partners, LLC
                  111 Huntington Avenue
                  30th Floor
                  Boston, Massachusetts 02199
                  Attn:    Dan Budde
                           Peni Garber
                  Facsimile No.: (617) 859-8797

                  WITH A COPY, WHICH SHALL NOT CONSTITUTE NOTICE TO ABRY, TO:

                  Kirkland & Ellis
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY  10022-4675
                  Attention:  Joshua N. Korff
                  Facsimile No.:  (212) 446-4900

         TO SANDLER OR TO THE HOLDERS OF REGISTRABLE SECURITIES, TO:

                  Sandler Capital Management
                  767 Fifth Avenue, 45th Floor
                  New York, NY 10153
                  Attn:  Hannah C. Stone
                  Facsimile No.: (212) 826-0280

                  WITH A COPY, WHICH SHALL NOT CONSTITUTE NOTICE TO SANDLER, TO:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Attention:  Douglas A. Cifu
                  Facsimile No.:  (212) 757-3990

or, in each case, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         11.      MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

         (b) REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a 75% of the Registrable Securities.

         (d) WAIVER OF JURY TRIAL. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

         (e) SUCCESSORS AND ASSIGNS. Subject to the following sentence, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Securities are also for the benefit of, and enforceable by, any transferee of Registrable Securities if: (i) such holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within ten days after such assignment; (ii) the Company is, within ten days after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

         (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         (h) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (I) GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (j) TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                   PENTON MEDIA, INC.


                                   By:  /s/ Preston L. Vice
                                        ---------------------------------------
                                        Name:   Preston L. Vice
                                        Title:  Senior Vice President


                                   ABRY MEZZANINE PARTNERS, L.P.

                                   By:  ABRY Mezzanine Investors, L.P.,
                                        its general partner

                                   By:  ABRY Mezzanine Holdings, LLC,
                                        its general partner


                                   By:  /s/ Peni Garber
                                        ---------------------------------------
                                        Name:   Peni Garber
                                        Title:  Clerk


                                   ABACUS MASTER FUND, LTD.


                                   By:  /s/ Douglas Banks
                                        ---------------------------------------
                                        Name:   Douglas Banks
                                        Title:  Director

                                   SANDLER CAPITAL PARTNERS V, L.P.


                                   By:  Sandler Investment Partners, L.P.,
                                        General Partner
                                   By:  Sandler Capital Management,
                                        General Partner
                                   By:  MJDM, Corp., a General Partner


                                   By:  /s/ Kathleen Rose
                                        ---------------------------------------
                                        Name:   Kathleen Rose
                                        Title:


                                   SANDLER CAPITAL PARTNERS V FTE, L.P.


                                   By:  Sandler Investment Partners, L.P.,
                                        General Partner
                                   By:  Sandler Capital Management,
                                        General Partner
                                   By:  MJDM, Corp., a General Partner


                                   By:  /s/ Kathleen Rose
                                        ---------------------------------------
                                        Name:   Kathleen Rose
                                        Title:


                                   SANDLER CAPITAL PARTNERS V GERMANY, L.P.


                                   By:  Sandler Investment Partners, L.P.,
                                        General Partner
                                   By:  Sandler Capital Management,
                                        General Partner
                                   By:  MJDM, Corp., a General Partner


                                   By:  /s/ Kathleen Rose
                                        ---------------------------------------
                                        Name:   Kathleen Rose
                                        Title: